                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


                                      AMONG


                           AUTHENTIDATE HOLDING CORP.


                          AUTHENTIDATE INTERNATIONAL AG


                AND THE PERSONS AND ENTITIES LISTED ON SCHEDULE A


                            DATED AS OF MARCH 4, 2002

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

1.      Purchase and Sale of AG Capital Stock..........................................................2
        -------------------------------------                                                          -
        (a)       Basic Transaction....................................................................2
                  -----------------                                                                    -
        (b)       Purchase Price.......................................................................2
                  --------------                                                                       -
        (c)       AG Option Exchange...................................................................2
                  ------------------                                                                   -
        (d)       Exchange Warrants....................................................................3
                  -----------------                                                                    -
        (e)       The Closing..........................................................................3
                  -----------                                                                          -
        (f)       Deliveries at the Closing............................................................4
                  -------------------------                                                            -

2.      Representations and Warranties Concerning the Transaction......................................4
        ---------------------------------------------------------                                      -
        (a)       Representations and Warranties of the Sellers........................................4
                  ---------------------------------------------                                        -
        (b)       Representations and Warranties of AHC................................................7
                  -------------------------------------                                                -

3.      Representations and Warranties Concerning AG and Its Subsidiaries.............................10
        -----------------------------------------------------------------                             --
        (a)       Organization, Qualification, and Corporate Power....................................11
                  ------------------------------------------------                                    --
        (b)       Capitalization......................................................................11
                  --------------                                                                      --
        (c)       Noncontravention....................................................................12
                  ----------------                                                                    --
        (d)       Brokers' Fees.......................................................................12
                  -------------                                                                       --
        (e)       Title to Assets.....................................................................12
                  ---------------                                                                     --
        (f)       Subsidiaries........................................................................12
                  ------------                                                                        --
        (g)       Financial Statements................................................................13
                  --------------------                                                                --
        (h)       Events Subsequent to Most Recent Fiscal Year End....................................14
                  ------------------------------------------------                                    --
        (i)       Undisclosed Liabilities.............................................................16
                  -----------------------                                                             --
        (j)       Legal Compliance....................................................................16
                  ----------------                                                                    --
        (k)       Tax Matters.........................................................................17
                  -----------                                                                         --
        (l)       Real Property.......................................................................19
                  -------------                                                                       --
        (m)       Intellectual Property...............................................................20
                  ---------------------                                                               --
        (n)       Tangible Assets.....................................................................23
                  ---------------                                                                     --
        (o)       Contracts...........................................................................23
                  ---------                                                                           --
        (p)       Notes and Accounts Receivable.......................................................25
                  -----------------------------                                                       --
        (q)       Powers of Attorney..................................................................25
                  ------------------                                                                  --
        (r)       Insurance...........................................................................25
                  ---------                                                                           --
        (s)       Litigation..........................................................................27
                  ----------                                                                          --
        (t)       Employees...........................................................................27
                  ---------                                                                           --
        (u)       Employee Benefits...................................................................28
                  -----------------                                                                   --
        (v)       Guaranties..........................................................................28
                  ----------                                                                          --
        (w)       Environmental, Health, and Safety Matters...........................................28
                  -----------------------------------------                                           --
        (x)       Certain Business Relationships with AG and Its Subsidiaries.........................29
                  -----------------------------------------------------------                         --
        (y)       Disclosure..........................................................................29
                  ----------                                                                          --

4.      Pre-Closing Covenants.........................................................................29
        ---------------------                                                                         --
        (a)       General.............................................................................29
                  -------                                                                             --
        (b)       Notices and Consents................................................................29
                  --------------------                                                                --
        (c)       Operation of Business...............................................................29
                  ---------------------                                                               --
        (d)       Preservation of Business............................................................30
                  ------------------------                                                            --
        (e)       Full Access.........................................................................30
                  -----------                                                                         --
        (f)       Notice of Developments..............................................................30
                  ----------------------                                                              --
        (g)       Exclusivity.........................................................................30
                  -----------                                                                         --
        (h)       Disclosure Schedule Update..........................................................31
                  --------------------------                                                          --
        (i)       Confidentiality.....................................................................32
                  ---------------                                                                     --

5.      Post-Closing Covenants........................................................................32
        ----------------------                                                                        --
        (a)       General.............................................................................32
                  -------                                                                             --
        (b)       Litigation Support..................................................................33
                  ------------------                                                                  --
        (c)       Transition..........................................................................33
                  ----------                                                                          --
        (d)       Confidentiality.....................................................................33
                  ---------------                                                                     --
        (e)       Covenant Not to Compete and Non-Solicitation........................................34
                  --------------------------------------------                                        --
        (f)       Registration of AHC Shares..........................................................34
                  --------------------------                                                          --
        (g)       Operations and Management of AG.....................................................35
                  --------------------------------                                                    --
        (h)       Funding of Operations...............................................................36
                  ---------------------                                                               --
        (i)       Directors and Officers Indemnification..............................................36
                  --------------------------------------                                              --
        (j)       Tax Sharing Agreements..............................................................36
                  ----------------------                                                              --
        (k)       Issuance of Options and Warrants....................................................37
                  --------------------------------                                                    --

6.      Conditions to Obligation to Close.............................................................37
        ---------------------------------                                                             --
        (a)       Conditions to Obligation of AHC.....................................................37
                  -------------------------------                                                     --
        (b)       Conditions to Obligation of AG......................................................39
                  ------------------------------                                                      --

7.      Remedies for Breaches of This Agreement.......................................................40
        ---------------------------------------                                                       --
        (a)       Survival of Representations and Warranties..........................................40
                  ------------------------------------------                                          --
        (b)       Indemnification Provisions for Benefit of AHC.......................................40
                  ---------------------------------------------                                       --
        (c)       Indemnification Provisions for Benefit of Sellers...................................41
                  -------------------------------------------------                                   --
        (d)       Matters Involving Third Parties.....................................................41
                  -------------------------------                                                     --
        (e)       Determination of Adverse Consequences...............................................43
                  -------------------------------------                                               --
        (f)       Appointment of  Agent to Represent Sellers..........................................43
                  ------------------------------------------                                          --
        (g)       Limited Recourse; Escrow of Shares..................................................44
                  ----------------------------------                                                  --

8.      Termination...................................................................................46
        -----------                                                                                   --
        (a)       Termination of Agreement............................................................46
                  ------------------------                                                            --

        (b)       Effect of Termination...............................................................47
                  ---------------------                                                               --

9.      Miscellaneous.................................................................................47
        -------------                                                                                 --
        (a)       Nature of Certain Obligations.......................................................47
                  -----------------------------                                                       --
        (b)       Press Releases and Public Announcements.............................................47
                  ---------------------------------------                                             --
        (c)       No Third-Party Beneficiaries........................................................47
                  ----------------------------                                                        --
        (d)       Entire Agreement....................................................................47
                  ----------------                                                                    --
        (e)       Succession and Assignment...........................................................47
                  -------------------------                                                           --
        (f)       Counterparts........................................................................47
                  ------------                                                                        --
        (g)       Headings............................................................................48
                  --------                                                                            --
        (h)       Notices.............................................................................48
                  -------                                                                             --
        (i)       Governing Law.......................................................................48
                  -------------                                                                       --
        (j)       Amendments and Waivers..............................................................49
                  ----------------------                                                              --
        (k)       Severability........................................................................49
                  ------------                                                                        --
        (l)       Expenses............................................................................49
                  --------                                                                            --
        (m)       Construction........................................................................49
                  ------------                                                                        --
        (n)       Incorporation of Exhibits and Schedules.............................................49
                  ---------------------------------------                                             --
        (o)       Specific Performance................................................................49
                  --------------------                                                                --
        (p)       Submission to Arbitration...........................................................50
                  -------------------------                                                           --

10.     Definitions...................................................................................51
        -----------                                                                                   --

Exhibits and Schedules

Exhibit A -   List of AG Stockholders
Exhibit B -   Form of Purchase Price Warrant
Exhibit C -   Financial Statements of AG
Exhibit D -   Form of Employment Agreement between AHC and Jan Wendenburg
Exhibit E -   Form of Opinion of Counsel to AG
Exhibit F -   Form of Opinion of Counsel to AHC
Exhibit G -   List of Persons Subject to Non-Compete/Non-Solicitation
Exhibit H -   AG Budget
Exhibit I -   Form of Escrow Agreement


Sellers' Disclosure Schedule    Exceptions to the Sellers' Representations and
                                Warranties

AG Disclosure Schedule          Exceptions to AG's Representations and
                                Warranties

AHC Disclosure Schedule         Exceptions to AHC's Representations and
                                Warranties

Schedule 5(k)                   Persons to receive options and warrants
                                effective at Closing

                            STOCK PURCHASE AGREEMENT

        Agreement entered into as of March 4, 2002, by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation ("AHC") with its principal offices located at 2165 Technology Drive, Schenectady, N.Y. 12308, AUTHENTIDATE INTERNATIONAL, AG, a German corporation ("AG") with its principal offices located at Kaiserswerther Str. 115, D-40880, Ratingen, Germany, and the persons and entities whose names appear on Exhibit A annexed hereto (collectively the "Sellers"). (AHC, AG and the Sellers are referred to collectively herein as the "Parties.")

                                   WITNESSETH

        WHEREAS, the Sellers own the outstanding shares of common stock, options and warrants, of AG as set forth on Schedule 3(b) of the AG Disclosure Schedule (as defined below) annexed hereto, and which shares of common stock represent in the aggregate 51% of the outstanding common stock of AG.

        WHEREAS, this Agreement contemplates a transaction in which AHC will purchase from the Sellers, and the Sellers will sell to AHC, all of the outstanding capital stock of AG owned by them in return for the Purchase Price and the Exchange Warrants (as such terms are defined in Section 1 hereof), and as a result thereof, AG shall be a wholly-owned subsidiary of AHC.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.      Purchase and Sale of AG Capital Stock

        (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, AHC agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to AHC, all of his, her or its AG Capital Stock (as defined herein) for the consideration specified below in this Section 1.

        (b) Purchase Price. In consideration for all of the AG Capital Stock owned by Sellers, AHC agrees to pay to the Sellers, in accordance with Exhibit A:

                (i)     an aggregate of 1,402,500 shares of AHC Common Stock.

        (c) AG Option Exchange. On the Closing Date all unexpired and unexercised options to purchase AG Capital Stock (the "AG Options") then outstanding, whether vested or unvested, all of which are described on Schedule 1(c), shall be exchanged by AHC for AHC options in accordance with the provisions described below.

                (i) The 12,200 AG options owned by Dr. Percy Dahm shall be exchanged for 12,200 options to purchase shares of Common Stock of AHC with an exercise price of $.01 per share and an exercise term of three (3) years from the Closing Date.

                (ii) The 23,300 AG options owned by Marc T. Williams shall be exchanged for 23,300 options to purchase shares of Common Stock of AHC with an exercise price of $.01 per share and an exercise term of three (3) years from the Closing Date.

                (iii) The 116,000 AG options owned by Jan Wendenburg shall be exchanged for 116,000 options to purchase shares of Common Stock of AHC with an exercise price of $.01 per share and an exercise term of three (3) years from the Closing Date.

                (iv) The options provided in clauses (i),(ii) and (iii) above shall otherwise be governed by the AHC Employee Stock Option Plan.

        (d) Exchange Warrants. In consideration for all warrants to purchase AHC Common Stock held by Sellers (the "AG Warrants") as described on Exhibit 1(d), AHC agrees to transfer to the Sellers, in accordance with their ownership as set forth on Exhibit A, common stock purchase warrants to purchase 100,000 shares of Common Stock of AHC, as further described below (the "Exchange Warrants") and in the form of Exhibit B annexed hereto.

The Exchange Warrants shall be dated as of the Closing Date and be exercisable for a period of five years from the Closing Date. The exercise price shall be $5.00 per share, subject to adjustment in the event of corporate events such as stock splits, consolidations and similar events.

        (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goldstein & DiGioia, LLP in New York, New York, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as AHC and the Sellers may mutually determine (the "Closing Date").

        (f) Deliveries at the Closing. At the Closing: (i) the Sellers will deliver to AHC the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) AHC will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6(b) below;
(iii) each of the Sellers will deliver to AHC stock certificates representing all of his, her or its AG Capital Stock, endorsed in blank or accompanied by duly executed assignment documents; (iv) AHC will deliver to each of the Sellers the consideration specified in Section 1(b) above; (v) each of the Sellers will deliver to AHC their AG Warrants as set forth on Exhibit 1(d); (vi) AHC will deliver to each of the Sellers their respective Exchange Warrants determined in accordance with Section 1(d) above; (vii) the other required documents and agreements as set forth in Section 6 shall have been executed and delivered; and
(viii) the other required documents and agreements as set forth in Section 6 shall have been executed and delivered.

2.      Representations and Warranties Concerning the Transaction

        (a) Representations and Warranties of the Sellers. Except as set forth in the disclosure schedule delivered by the Sellers to AHC on the date hereof and initialed by the Parties (the "Sellers Disclosure Schedule"), each of the Sellers represents and warrants to AHC, severally and not jointly, that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2(a)) with respect to himself, herself or itself. The Sellers Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2(a). Notwithstanding the foregoing, any information disclosed in any paragraph of the Sellers Disclosure Schedule shall be deemed to qualify any other representation and warranty contained in this Section 2 to the extent such information would be deemed reasonably relevant to such other representations and warranties based upon the disclosure set forth in the Sellers Disclosure Schedule.

                (i) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject, which in any case that would impair the ability of the Seller to sell his, her or its AG Capital Stock in accordance with this Agreement.

                (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which AHC could become liable or obligated.

                (v) AG Stock. The Seller holds of record and owns beneficially the AG Capital Stock set forth next to his, her or its name in Section 3(b) of the AG Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, liens, encumbrances, pledges and demands, except for matters disclosed in the Sellers Disclosure Schedule. Except as set forth on the Sellers Disclosure Schedule, the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of AG owned by him, her or it (other than this Agreement). Except as set forth on the Seller's Disclosure Schedule, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of AG. The sale, transfer, assignment and delivery of the AG Capital Stock by the Seller under this Agreement shall transfer to AHC good and valid title to the AG Capital Stock, free and clear of all claims, liens, Security Interests and encumbrances of every kind.

                (vi) No existing Claims by Seller against AG. Except as set forth on the Sellers Disclosure Schedule, the Seller has no rights, demands, suits, claims or causes of action (whether at law or in equity) against AG or it Subsidiaries existing as of the date hereof, other than those claims, if the Seller is currently employed by AG or its Subsidiaries, for employment related obligations as set forth in the Sellers Disclosure Schedule, including without limitation, rights, demands, suits, claims or causes of action arising under (A) any federal or state securities laws or rules and regulations promulgated thereunder or (B) agreements or contracts regarding the sale or issuance of securities by AG to the Seller. In order to induce AHC to consummate the transactions contemplated by this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Seller), the Seller hereby covenants and agrees that, effective as of the consummation of the purchase and sale of AG Capital Stock contemplated herein, the Seller, for himself and for each of the Seller's Associated Parties, hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims. The Seller represents and warrants that (x) such Seller has not assigned, transferred, conveyed or otherwise disposed of any Released Claim against any of the Releasees, or any direct or indirect interest in any such Released Claim, in whole or in part and (y) no other person or entity has any interest in any of the Released Claims, and no Associated Party of Seller has or had any Released Claim against any of the Releasees. Notwithstanding the foregoing, nothing herein shall be construed or interpreted as to release any of the Releasees from any obligations or liability owed to such Seller for indemnification as an officer, director or employee of the Releasee, pursuant to such Releasee's charter and bylaws or pursuant to any applicable statutory authority or common law authority for any actions, claims or liability, known or unknown, in equity or in law.

                (vii)   Investment Intent; Accredited Investor Status. Each
        Seller: (A) understands that the neither the AHC Shares or Exchange Warrants or underlying AHC shares of Common Stock have been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (B) is acquiring the AHC Shares and Exchange Warrants solely for his or its own account for investment purposes, and not with a view to the distribution thereof, except as provided in Section 5 (g) hereof; (C) is an "Accredited Investor" as defined under Securities and Exchange Commission rules and Regulations with knowledge and experience in sophisticated business and financial matters; (D) has received certain information concerning AHC, including AHC's Reports on Form 10Q for the fiscal year ended June 30, 2001 and Form 10Q for the fiscal quarter ended September 30, 2001, both as filed with the United States Securities and Exchange Commission and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the AHC Common Stock Shares; and (E) is able to bear the economic risk and lack of liquidity inherent in owning and holding the AHC Shares and Exchange Warrants.

        (b) Representations and Warranties of AHC. AHC represents and warrants to the Sellers that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2(b)), except as set forth in the disclosure schedule delivered by AHC to AG and each Seller on the date hereof and initialed by the Parties (the "AHC Disclosure Schedule"). The AHC Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2(b).

                (i) Organization of AHC. AHC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                (ii) Authorization of Transaction. AHC has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of AHC. This Agreement constitutes the valid and legally binding obligation of AHC, enforceable in accordance with its terms and conditions. Except as set forth on
        Section 2(b)(ii) of the AHC Disclosure Schedule, AHC need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AHC is subject or any provision of its charter or bylaws or (B) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AHC is a party or by which it is bound or to which any of its assets is subject.

                (iv) Brokers' Fees. AHC has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                (v) Investment. AHC is an Accredited Investor and is not acquiring AG Capital Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                (vi) Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the Knowledge of AHC, threatened against AHC that seek to question, delay or prevent the consummation of or would impair the ability of AHC to consummate the transactions contemplated hereby or which might result, either individually or in the aggregate, in any Material Adverse Effect in the assets, condition, affairs or prospects of AHC, financially or otherwise.

                (vii)   SEC Documents: Financial Statements.

                        (A) AHC has furnished to the Sellers a true and complete
                copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424 (b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by AHC since June 30, 2001, and prior to the Closing Date, AHC will have furnished the Sellers with true and complete copies of any additional documents filed with the SEC by AHC after the date hereof and prior to the Closing Date (collectively, the "AHC SEC Documents").

                        (B) All documents required to be filed as exhibits to
                the AHC SEC Documents have been so filed, and all contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms and neither AHC nor any of its Subsidiaries is in default under such material contracts except where such default would not have a Material Adverse Effect upon AHC and its Subsidiaries taken as a whole. As of their respective filing dates, the AHC SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act and none of the AHC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed AHC SEC Document prior to the date of this Agreement. The financial statements of AHC, including the notes thereto, included in the AHC SEC Documents (the "AHC Financial Statements") were complete and correct in all material respects as of their respective dates, completed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q promulgated by the SEC). The AHC Financial Statements fairly present the consolidated financial condition and operating results of AHC and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in AHC's accounting policies except as described in the notes to the AHC Financial Statements.

                (viii) Absence of Certain Changes. Since AHC's most recent quarterly report on Form 10-Q, AHC has conducted its business in the ordinary course consistent with past practice and there has not occurred
        (a) any change, event, condition or development of a state of circumstances or facts (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on AHC, its assets condition, affairs or prospects, financial or otherwise; (b) any material change in accounting methods or practices by AHC (unless required by GAAP) or any revaluation by AHC of any of its assets; (c) any declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock of AHC, or any direct or indirect redemption, purchase or other acquisition by AHC of any of its capital stock; (d) any amendment or termination of, or default under, any contract to which Target is a party or by which it is bound which would reasonably be expected to have a Material Adverse Effect on AHC, its assets condition, affairs or prospects, financial or otherwise.

                (ix) Disclosure Documents. None of the written information supplied or to be supplied by AHC for inclusion in and that is actually included in the Registration Statement (as defined in Section 5(f)), will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                (x) No Knowledge. AHC has no Knowledge of any event, circumstance, change, fact, condition or effect that, individually or when taken together with all such other events, circumstances, changes, facts, conditions or effects has caused or could reasonably be expected to cause AG to be or become in breach of any of its representations or warranties given in Section 3 of this Agreement.

3. Representations and Warranties Concerning AG and Its Subsidiaries. Subject to Section 10(a), AG represents and warrants to AHC that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule delivered by AG to AHC on the date hereof and initialed by an authorized representative of AG (the "AG Disclosure Schedule"). The AG Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. Notwithstanding the foregoing, any information disclosed in any paragraph of the AG Disclosure Schedule shall be deemed to qualify any other representation and warranty contained in this Section 3 to the extent such information would be deemed relevant to such other representations and warranties based upon the disclosure set forth in the AG Disclosure Schedule.

        (a) Organization, Qualification, and Corporate Power. Each of AG and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of AG and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure would not have a Material Adverse Effect on AG. Each of AG and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where such failure would not have a Material Adverse Effect on AG; provided, however, neither AG nor any Subsidiary currently is operating or has operated in the last two years from the date hereof in a state where it is required (or was required) to be licensed or registered unless such license or registration has been obtained on or before the date of this Agreement. Section 3(a) of the AG Disclosure Schedule lists the directors and officers of each of AG and its Subsidiaries. AG has delivered to AHC correct and complete copies of the charter and bylaws of each of AG and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of AG and its Subsidiaries are correct and complete in all material respects. None of AG and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

        (b) Capitalization. The entire authorized capital stock of AG consists of 250,000 shares of Common Stock, of which 250,000 Shares are issued and outstanding. All of the issued and outstanding AG Capital Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 3(b) of the AG Disclosure Schedule. Except as set forth on Section 3(b) of the AG Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require AG to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth on the
Section 3(b) of the AG Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to AG. Except as set forth on the AG Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of AG.

        (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of AG and its Subsidiaries is subject or any provision of the charter or bylaws of any of AG and its Subsidiaries or
(ii) except as set forth in Section 3(c) of the AG Disclosure Schedule, conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of AG and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on the AG Disclosure Schedule, none of AG or its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for AG or its Subsidiaries to consummate the transactions contemplated by this Agreement.

        (d) Brokers' Fees. None of AG and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        (e) Title to Assets. AG and its Subsidiaries have good title to, or a valid leasehold interest in, or license to, the material properties and material assets used by them, or shown on the Most Recent

Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

        (f) Subsidiaries. Section 3(f) of AG Disclosure Schedule sets forth for each Subsidiary of AG (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of AG have been duly authorized and are validly issued, fully paid, and nonassessable. AG holds of record and owns beneficially all of the outstanding shares of each Subsidiary of AG, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of AG and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of AG to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of AG. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of AG. None of AG and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of AG.

        (g) Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 2001 (the "Most Recent Fiscal Year End") for AG and its Subsidiaries; and
(ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended December 31, 2001 (the "Most Recent Fiscal Month End") for AG and its Subsidiaries, which Most Recent Financial Statements have been reviewed by DeLoitte & Touche GmbH. The Financial Statements (including the notes thereto) have been prepared in accordance with German GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of AG and its Subsidiaries as of such dates and the results of operations of AG and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of AG and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements contain all adjustments consisting only of normal, recurring adjustments considered necessary for fair presentation (which will not be Material individually or in the aggregate) and contain footnotes prepared and in conformity with SEC Regulation SX 10-01. In the event that the Financial Statements have not been prepared in accordance with United States GAAP, then the Financial Statements shall be adjusted to comply and conform with Item 17 of SEC Form 20-F (Exhibit H).

        (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in the AG Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect on AG. Without limiting the generality of the foregoing, since that date:

                (i) none of AG and its Subsidiaries has sold, leased, transferred, or assigned any material amount of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (ii) none of AG and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $100,000 or outside the Ordinary Course of Business;

                (iii) no party (including any of AG and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which any of AG and its Subsidiaries is a party or by which any of them is bound;

                (iv) none of AG and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                (v) none of AG and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) involving more than $100,000;

                (vi) none of AG and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $20,000;

                (vii) none of AG and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $100,000 in the aggregate;

                (viii) none of AG and its Subsidiaries has delayed or postponed the payment of accounts payable or other Liabilities;

                (ix) none of AG and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $50,000;

                (x) other than to resellers and partners, none of AG and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (xi) there has been no material change made or authorized in the charter or bylaws of any of AG and its Subsidiaries;

                (xii) none of AG and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (xiii) none of AG and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiv) none of AG and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                (xv) none of AG and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                (xvi) none of AG and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xvii) none of AG and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees and has not committed to do so, in writing or orally;

                (xviii) none of AG and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                (xix) none of AG and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees;

                (xx) none of AG and its Subsidiaries has made or pledged to make any charitable contribution;

                (xxi) there has not been any other Material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of AG and its Subsidiaries; and

                (xxii) none of AG and its Subsidiaries has committed to any of the foregoing.

        (i) Undisclosed Liabilities. None of AG and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint claim, or demand against any of them that could reasonably result in Liability) except for (i) Liabilities reflected in the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        (j)     Legal Compliance

                (i) AG has complied with all applicable material laws, rules and regulations thereunder of federal, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or, to its Knowledge, notice has been filed or commenced against any of them alleging any failure so to comply, except where such non-compliance or failure to comply has not and would not have a Material Adverse Effect upon AG. AG and its Subsidiaries hold all material licenses and permits, required to be held by it under the laws and jurisdictions in which it operates in order to operate its business as currently operated and AG has not received any notice, written or otherwise, of the initiation of proceedings to revoke any such license or permit, except where such failure to hold any such licenses or permits would not have a Material Adverse Effect on AG and its Subsidiaries taken as a whole. Section 3(j) of the AG Disclosure Schedule sets forth the names of those countries in which AG operates.

                (ii) AG is not subject to a memorandum of understanding, consent decree or similar instrument with any governmental agency and is not the subject of any investigation or legal proceeding.

                (iii) Neither AG nor any of respective officers, directors, employees or agents, has directly or indirectly: (i) offered or paid any amount to, or made any financial arrangement with, any of the Current Accounts in order to promote business from such Current Accounts, other than standard pricing or discount arrangements consistent with proper business practices; (ii) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any Current Account or supplier, source of financing, landlord, sub-tenant, licensee or anyone else; or (iii) made, or has agreed to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any Current Account or employee, supplier or landlord of such Current Account, or for any purpose other than that reflected in the documents supporting the payments.

        (k)     Tax Matters

                (i) Each of AG and its Subsidiaries has filed all Tax Returns that they were required to file since the date of its inception. All such Tax Returns were correct and complete in all respects at the time of filing or, if later discovered to be incorrect, such Tax Returns have been amended and corrected. All Taxes owed by any of AG and its Subsidiaries (whether or not shown on any Tax Return) have been paid or have been adequately accrued or reserved on its books and records. None of AG and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where any of AG and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of AG and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) Each of AG and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder, or other third party.

                (iii) No Seller or director or officer (or employee responsible for Tax matters) of any of AG or its Subsidiaries has Knowledge that any authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of AG and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of AG and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section 3(k) of the AG Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of AG and its Subsidiaries for taxable periods ended on or after December 20, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. AG has made available to AHC correct and complete copies of all federal, state local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of AG and its Subsidiaries since December 20, 1999.

                (iv) None of AG and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to each of AG and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of December 31, 2001: (A) the basis of AG or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to AG or Subsidiary; and (D) the amount of any deferred gain or loss allocable to AG or Subsidiary arising out of any Deferred Intercompany Transaction.

                (vi) The unpaid Taxes of AG and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of AG and its Subsidiaries in filing their Tax Returns.

        (l)     Real Property

                (i)     AG owns no real property.

                (ii) Section 3(l)(ii) of the AG Disclosure Schedule lists and describes briefly all real property leased or subleased to any of AG and its Subsidiaries. AG has made available to AHC correct and complete copies of the leases and subleases listed in Section 3(l)(ii) of the AG Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(l)(ii) of the AG Disclosure Schedule:

                        (A) the lease or sublease is legal, valid, binding,
                enforceable, and in full force and effect;

                        (B) the lease or sublease will continue to be legal,
                valid, binding, enforceable against AG or its Subsidiaries, as applicable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (C) neither AG nor its Subsidiaries, or to the Knowledge
                of AG, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute material breach or default or permit termination, modification, or acceleration thereunder;

                        (D) to the Knowledge of AG and its Subsidiaries, no
                other party to the lease or sublease has repudiated any provision thereof;

                        (E) there are no oral agreements or disputes in effect
                as to the lease or sublease;

                        (F) with respect to each sublease, the representations
                and warranties set forth in Subsections (A) through (E) above are true and correct with respect to the underlying lease;

                        (G) none of AG and its Subsidiaries has assigned,
                transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                        (H) all facilities leased or subleased thereunder have
                received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

                        (I) all facilities leased or subleased thereunder are
                supplied with utilities and other services necessary for the operation of said facilities; and

        (m)     Intellectual Property

                (i) AG and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of AG and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of AG and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by AG or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of AG and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                (ii) To the Knowledge of AG and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of AG and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of AG and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of AG and the directors and officers (and employees with responsibility for Intellectual Property matters) of AG and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of AG and its Subsidiaries in any respect.

                (iii) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of AG and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of AG and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of AG and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). AG has delivered to AHC correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to AHC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 2(m)(iii) of the AG Disclosure Schedule also identifies each trade name or unregistered trademark used by any of AG and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 2(m)(iii) of the AG Disclosure Schedule:

                        (A) AG and its Subsidiaries possess all right, title,
                and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                        (B) the item is not subject to any outstanding
                injunction, judgment, order, decree, ruling, or charge;

                        (C) no action, suit, proceeding, hearing, investigation,
                charge, complaint, claim, or demand is pending or, to the Knowledge of AG and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                        (D) none of AG and its Subsidiaries has ever agreed to
                indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                (iv) Section 3(m)(iv) of the AG Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of AG and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. AG has made available to AHC correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(m)(iv) of the AG Disclosure Schedule:

                        (A) the license, sublicense, agreement, or permission
                covering the item is legal, valid, binding, enforceable against AG and its Subsidiaries, as applicable, and in full force and effect, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

                        (B) the license, sublicense, agreement, or permission
                will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (C) to the Knowledge of AG and its Subsidiaries, no
                party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) to the Knowledge of AG and its Subsidiaries no party
                to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                        (E) with respect to each sublicense, the representations
                and warranties set forth in Subsections (A) through (D) above are true and correct with respect to the underlying license;

                        (F) the underlying item of Intellectual Property is not
                subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (G) no action, suit, proceeding, hearing, investigation,
                charge, complaint, claim, or demand is pending or, to the Knowledge of AG and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                        (H) none of AG and its Subsidiaries has granted any
                sublicense or similar right with respect to the license, sublicense, agreement, or permission.


               (v) none of AG and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

        (n) Tangible Assets. AG and its Subsidiaries own or lease all machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

        (o) Contracts. Section 3(o) of the AG Disclosure Schedule lists the following contracts and other agreements to which any of AG and its Subsidiaries is a party:

                (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year in excess of $50,000, or involve consideration in excess of $100,000;

                (iii) any agreement concerning a partnership or joint venture;

                (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                (v) any agreement concerning confidentiality or noncompetition;

                (vi) any agreement with an affiliate of AG (other than AG and its Subsidiaries);

                (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                (viii) any collective bargaining agreement;

                (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing any severance benefits;

                (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of any of AG and its Subsidiaries; or

                (xii) any other agreement (or group of related agreements not entered into the Ordinary Course of Business) the performance of which involves consideration in excess of $50,000;

AG has made available to AHC a correct and complete copy of each written agreement listed in Section 3(o) of the AG Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(o) of the AG Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable against AG and its Subsidiaries and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of AG and its Subsidiaries, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of AG and its Subsidiaries, no party has repudiated any provision of the agreement.

        (p) Notes and Accounts Receivable. All notes and accounts receivable of AG and its Subsidiaries are reflected properly on their books and records in accordance with HGB, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

        (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of AG and its Subsidiaries.

        (r)     Insurance

                (i) Section 3(r) of the AG Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of AG and its

        Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past during the last two years or pursuant to which AG or its Subsidiaries may have Liability.

                        (A) the name, address, and telephone number of the
                agent;

                        (B) the name of the insurer, the name of the
                policyholder, and the name of each covered insured;

                        (C) the policy number and the period of coverage;

                        (D) the scope (including an indication of whether the
                coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage and whether any loss "tails" are applicable; and

                        (E) a description of any retroactive premium adjustments
                or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (C) neither any of AG and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of AG and its Subsidiaries has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting any of AG and its Subsidiaries.

                (ii) Each of AG and its Subsidiaries has continuously maintained in effect since its inception, without lapse or suspension, insurance policies which have provided its employees with workers' compensation insurance.

                (iii) All employment-related claims of any kind or nature accrued or made by AG's employees (including worksite and leased employees) as of the Closing Date are fully insured under policies of workers' compensation and employee related insurance (including employment practices liability insurance)(except for applicable deductibles) which have been maintained by AG as indicated in Section 3(r) of the AG Disclosure Schedule.

                (iv) AG has never maintained any loss sensitive insurance program, including, without limitation, any retrospectively rated or minimum premium or self-insured insurance programs.

        (s) Litigation. Section 3(s) of the Disclosure Schedule sets forth each instance in which any of AG and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of AG and its Subsidiaries, is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(s) of the AG Disclosure Schedule would result in a Material Adverse Effect on AG. None of AG or its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of AG and its Subsidiaries.

        (t)     Employees

                (i) No executive, key employee, or group of employees has any plans to terminate employment with any of AG and its Subsidiaries. None of AG or its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of AG and its Subsidiaries has committed any unfair labor practice. None of AG or its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of AG and its Subsidiaries.

                (ii) No employee, officer or director is entitled to payment for any accrued bonus or salary which has not been paid or which is not reflected as a liability in the Most Recent Financial Statements and the execution of this Agreement or consummation of the transactions contemplated herein will not cause AG to incur any payment or liability for payment of any severance or bonus to any officer, director or employee. In addition, in accordance with AG's Employee policies, there is no carryover right with respect to vacation days or pay, and all amounts owed as of the Most Recent Fiscal Month End for unused but accrued vacation pay are set forth on Section 4 (t)(ii) of the AG Disclosure Statement.

        (u) Employee Benefits AG and its Subsidiaries have made all payments, including, without limitation, Tax payments which were required to be made under the laws of the Republic of Germany in connection with all Employee Benefits. There are no outstanding obligations or Liabilities with respect to Employee Benefits, other than Liabilities in the Ordinary Course of Business which are not yet due and payable. Neither AG nor any Subsidiary are liable for the obligations of any other entity with respect to Employee Benefits.

        (v) Guaranties. None of AG and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

        (w)     Environmental, Health, and Safety Matters

                (i) Each of AG and its Subsidiaries has complied and is in material compliance with all Environmental, Health, and Safety Requirements.

                (ii) Without limiting the generality of the foregoing, each of AG and its Subsidiaries has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such failure would not have a Material Adverse Effect on AG;

                (iii) Neither AG nor its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety

        Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                (iv) Neither AG nor its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

        (x) Certain Business Relationships with AG and Its Subsidiaries. None of AG's Affiliates has been involved in any material business arrangement or relationship with any of AG and its Subsidiaries within the past 12 months.

        (y)     Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading, in light of the circumstances under which they were made.

4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        (a) General. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

        (b) Notices and Consents. The Sellers will use their commercially reasonable efforts to cause each of AG and its Subsidiaries to give any notices to third parties, and will use their commercially reasonable efforts to cause each of AG and its Subsidiaries to use its commercially reasonable efforts to obtain any third party consents, that are required pursuant to the terms of any material law, regulation, license, or material contract of AG or its Subsidiaries. Each of the Parties will (and the Sellers will cause each of AG and its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated herein.

        (c) Operation of Business. AG will not, and the Sellers will not cause or take any action or inaction which permits AG and its Subsidiaries to, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or take any action or inaction which permits any of AG and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) neither AG nor its Subsidiaries shall increase the salary or compensation of any officer or director, (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above or (iv) alter or amend any material contract or license for Intellectual Property in any manner, which would have a Material Adverse Effect upon such contract or intellectual Property or AG's ownership thereof.

        (d) Preservation of Business. The Sellers will use their commercially reasonable efforts to cause each of AG and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees (except to the extent otherwise contemplated or permitted by this Agreement).

        (e) Full Access. Upon reasonable notice received by the Sellers and AG, and subject to the terms of any confidentiality agreement between AG and AHC, each of the Sellers will permit, and the Sellers will use their commercially reasonable efforts to cause each of AG and its Subsidiaries to permit, representatives of AHC to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of AG and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of AG and its Subsidiaries.

        (f) Notice of Developments. The Sellers or AG, as the case may be, will give prompt written notice to AHC of any material adverse development causing a breach of any of the representations and warranties in Section 2(a) or
Section 3 above. AHC will give prompt written notice to AG and the Sellers of any material adverse development causing a breach of any of its representations and warranties in

Section 2(b) above. No disclosure by any Party pursuant to this Section 4(f), however, shall be deemed to amend or supplement its Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        (g) Exclusivity. During the period commencing on the date hereof and ending on March 15, 2002, none of the Sellers will (and the Sellers will not cause or permit any of AG and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of AG and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their AG Capital Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. Each of the Sellers and AG will notify AHC promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        (h)     Disclosure Schedule Update

                (i) At any time prior to the Closing, the Sellers or AG, as the case may be, shall deliver to AHC one or more amendments or supplements to the Seller Disclosure Schedule and/or AG Disclosure Schedule each a "Disclosure Schedule Update") to correct any matter or matters that the Sellers become aware of that would constitute a breach of any of the Seller's or AG's representations and warranties contained herein. Unless AHC chooses not to accept the AG Disclosure Schedule Update by giving written notice of such non-acceptance to AG and the Sellers within the first to occur of (A) the expiration of ten (10) business days of receipt of the AG Disclosure Schedule Update, or (B) the Closing Date, AHC shall be deemed to have accepted and acknowledged the AG Disclosure Schedule Update, and for all purposes under this Agreement, the AG Disclosure Schedule Update shall be deemed to supercede and amend the pertinent portion so supplemented and amended of the original Disclosure Schedule dated as of the date of this Agreement (and all references herein to the Disclosure Schedule shall mean the Disclosure Schedule as amended and supplemented pursuant to this Section).

                (ii) At any time prior to the Closing, AHC shall deliver to AG and the Sellers one or more amendments or supplements to the AHC Disclosure Schedule (collectively, the "AHC Disclosure Schedule Update") to correct any matter or matters that AHC becomes aware of that would constitute a breach of any of the AHC's representations and warranties contained herein. The AHC Disclosure Schedule Update shall provide in reasonable detail the representation or warranty being effected. Unless the Sellers choose not to accept the AHC Disclosure Schedule Update by giving written notice of such non-acceptance to AHC within the first to occur of (A) the expiration of ten (10) business days of receipt of the AHC Disclosure Schedule Update, or (B) the Closing Date, the Sellers and AG shall be deemed to have accepted and acknowledged the AHC Disclosure Schedule Update, and for all purposes under this Agreement, the AHC Disclosure Schedule Update shall be deemed to supercede and amend the pertinent portion so supplemented and amended of the original Disclosure Schedule dated as of the date of this Agreement (and all references herein to the Disclosure Schedule shall mean the Disclosure Schedule as amended and supplemented pursuant to this Section). If the Sellers provide written notice to AHC within the time period prescribed in this Section, the Sellers may elect to terminate this Agreement if and to the extent permitted by Section 8 hereof.

        (i) Confidentiality. AHC will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to AG or destroy, at the request and option of AG, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that AHC is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, AHC will notify AG promptly of the request or requirement so that AG may seek an appropriate protective order or waive compliance with the provisions of this Section 4(i). If, pursuant to such proceeding, interrogation, subpoena, civil investigative demand or similar process, AHC is required to disclose any Confidential Information, AHC may disclose the Confidential Information; provided, however, that AHC shall use its commercially reasonable efforts to obtain, at the reasonable request and sole expense of AG, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AG shall designate.

5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

        (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below). AG acknowledges and agrees that from and after the Closing AHC will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to AG and its Subsidiaries; provided, however, that after Closing upon request AHC shall cause AG and its Subsidiaries to provide the Sellers with true, correct and complete copies of the foregoing at the Seller's cost and expense.

        (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of AG and its Subsidiaries, each of the other Parties will cooperate with him or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the Party is entitled to indemnification therefor under Section 7 below).

        (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of AG and its Subsidiaries from maintaining the same business relationships with AG and its Subsidiaries after the Closing as it maintained with AG and its Subsidiaries prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of AG and its Subsidiaries to AHC and AG from and after the Closing.

        (d) Confidentiality. Each of the Sellers will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this

Agreement, and deliver promptly to AHC or destroy, at the request and option of AHC, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify AHC promptly of the request or requirement so that AHC may seek an appropriate protective order. If, pursuant to such proceeding, interrogation, subpoena, civil investigative demand or similar process, any of the Sellers is required to disclose any Confidential Information, that Seller may disclose the Confidential Information; provided, however, that the disclosing Seller shall use his, her or its commercially reasonable efforts to obtain, at the reasonable request and sole expense of AHC, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AHC shall designate.

        (e) Covenant Not to Compete and Non-Solicitation. For a period of two (2) years from and after the Closing Date, all persons whose names appear on Exhibit G (and as Sellers are executing this Agreement) will not (i) engage, directly or indirectly, in any business that any of AG and its Subsidiaries conducts as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses, (ii) solicit, directly or indirectly, any customer of AG with respect to the same business conducted by AG on the Closing Date, on behalf of the Seller or any other person or entity, or (iii) solicit any employee of AG or AHC to leave the employment of AG or AHC. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        (f) Registration of AHC Shares. AHC will file a registration statement for the resale of the AHC shares and the shares of AHC Common Stock underlying the Exchange Warrants within 45 days of the Closing Date (the "Registration Statement"). with the Securities and Exchange Commission (the "SEC") and a prospectus which shall satisfy all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act, and the applicable state securities laws and the rules and regulations thereunder; provided, however, in the event that the Financial Statements of AG are not in form or substance as required under the rules and regulations of the SEC, so as to comply with Regulation S-X, then AHC shall have up to an additional 30 days to file the Registration Statement. The number of shares to be registered will be an amount sufficient to allow all of the shares of the AHC Common Stock issued to Sellers and the shares of AHC Common Stock underlying the Exchange Warrants pursuant to this Agreement to be registered under the Securities Act. AHC will use commercially reasonable efforts to secure the effectiveness of the Registration Statement. AHC shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger. AHC shall furnish the Sellers with copies of all such filings and keep the Sellers advised of the status thereof. AHC shall promptly notify the Sellers of all communications, oral or written, with the SEC concerning the Registration Statement. Prior to the Effective Time, AHC shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of AHC Common Stock issuable to the Sellers and the shares of AHC Common Stock issuable upon exercise of the Warrants.

        Notwithstanding the foregoing, each Seller hereby covenants and agrees that he she or it shall not be entitled to sell, transfer, assign, pledge or hypothecate in excess of 1/24th of the aggregate number of such Seller's AHC shares (and shares of AHC Common Stock underlying the Exchange Warrants ) per month during the 24 months commencing in the month in which the Closing occurs. Each Seller further understands and agrees that all certificates representing the AHC Shares and the Exchange Warrants shall bear a legend reflecting the provisions of this Section 5 (f) and AHC shall notify its transfer agent of the restrictions contained herein.

        (g) Operations and Management of AG. Upon consummation of the transactions provided herein, and effective immediately after Closing,

                (i) AG shall be a wholly-owned subsidiary of AHC and its principal office shall be located in the Republic of Germany.

               (ii) AG shall continue to operate in Territory as defined Joint Venture Agreement entered into in March, 2000, by and between AHC, AUTHENTIDATE.COM, INC., a Delaware corporation and WINDHORST NEW TECHNOLOGIES AG, a German corporation;

                (iii) The Board of Directors of AG shall be comprised of three persons, as follows:

                        A. John Botti (or any other person nominated by AHC in his stead);

                        B.      A second person nominated by AHC; and

                        C. A person nominated by AHC who is reasonably acceptable to Windhorst New Technologies AG and PFK Acquisition I, LLC, provided, the right granted to Windhorst New Technologies AG and PFK Acquisition I, LLC herein shall remain in effect for only so long as they continue to own at least 50% of the AHC Shares and Exchange Warrants being issued to them as Sellers hereunder.

                (iv) Jan Wendenburg shall serve as Chief Executive Officer of AG pursuant to the terms of the employment agreement substantially in the form of Exhibit D annexed hereto.

        (h) Funding of Operations. Subject to AHC receiving net proceeds from an equity financing of at least $6,000,000 upon such terms and in such amounts as the Board of Directors of AHC shall determine are in the best interests of AHC, AHC hereby covenants and agrees to provide certain funding for the operations and capital structure of AG as described herein.

                (i) AHC shall provide $1,000,000 in capital to AG; provided, however, in the event that AHC successfully obtains equity financing upon terms acceptable to it on or before March 31, 2002 in an amount of at least $6,000,000 in net proceeds, then the amount of the capital infusion shall be $2,000,000; and

                (ii) Such other capital requirements, up to $7,000,000 at such dates and as are outlined in the AG Budget which is annexed hereto as Exhibit H.

        (i)     Directors and Officers Indemnification.

                (i) After the Closing Date, AHC will and will cause AG to indemnify and hold harmless the present and former officers, directors, employees and agents of AG and its Subsidiaries (the "Indemnified Parties ") in respect of acts or omission occurring on or prior to the Closing Date to the extent provided under AG's and its Subsidiaries' charter documentation and bylaws or any indemnification agreement with AG 's and its Subsidiaries' officers and directors to which AG and/or its Subsidiaries is a party, in each case in effect on the date hereof; provided that any indemnification or an officer, director, employee or agent of AG or any of its Subsidiaries under this Section 5(i) shall, regardless of the identity of the person providing such indemnification, be subject to all limitations imposed from time to time under laws applicable to AG or such Subsidiary, as the case may be.

                (ii) The provisions of this Section 5(i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives

        (j) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving AG and its Subsidiaries and the Sellers shall be terminated as of the Closing Date and, after the Closing Date, AG and its Subsidiaries and the Sellers shall not be bound thereby or have any liability thereunder.

        (k) Issuance of Options and Warrants. AHC shall issue to the persons set forth on Schedule 5k options and warrants to purchase AHC Common Stock in the amounts and on the terms set forth therein.

6.      Conditions to Obligation to Close

        (a) Conditions to Obligation of AHC. The obligation of AHC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 2(a) and Section 3 above shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties are by their express provisions made as of a specific date, in which they shall be true and correct in all material respects as of the specified date);

                (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                (iii) AG and its Subsidiaries shall have procured all of the third party consents specified in Section 4(b) above;

                (iv) no action, suit, or proceeding shall be pending or to AG and Seller's Knowledge threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
        (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect in a material adverse manner right of AHC to own AG Capital Stock and to control AG and its Subsidiaries, or (D) affect in a material adverse manner the right of any of AG and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (v) the Sellers shall have delivered to AHC a certificate to the effect that each of the conditions specified above in Sections 6(a)(i)(ii) and (iv), to the extent said sections apply to the Sellers, are satisfied in all respects;

                (vi) the relevant parties shall have entered into an Employment Agreement with Jan Wendenburg. in form and substance as set forth on Exhibit C attached hereto and the same shall be in full force and effect;

                (vii) AHC shall have received from counsel to each of the Sellers and AG an opinion in form and substance reasonably acceptable to AHC, addressed to AHC, and dated as of the Closing Date;

                (viii) AHC shall have received the resignations, effective as of the Closing, of each director and officer of AG and its Subsidiaries other than those whom AHC shall have specified in writing at least five business days prior to the Closing;

                (ix) AG shall have delivered to AHC unaudited consolidated and consolidating balance sheet and statement of income and cash flow prepared in accordance with HGB for the calendar month ended within 30 days of the Closing Date ("AG Closing Financials");

                (x) AG shall have, to AHC's satisfaction obtained, when appropriate, any and all releases for any Security Interests and delivered copies of same to AHC, or in the alternative, written agreements from the holders of any Security Interests that upon receipt of any owed amounts to such persons, the holder of the Security Interest shall cooperate with AHC to release all Security Interests;

                (xi) all actions to be taken by the Sellers and/or AG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AHC.

AHC may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

        (b) Conditions to Obligation of AG. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 2(b) above shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties are by their express provisions made as of a specific date, in which they shall be true and correct in all material respects as of the specified date);

                (ii) AG and its Subsidiaries shall have procured all of the third party consents specified in Section 4(b) above;

                (iii) AHC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (v) AHC shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                (vi) AHC and Jan Wendenburg shall have entered into an Employment Agreement in form and substance as set forth in Exhibit C and the same shall be in full force and effect;

                (vii) the Sellers shall have received from counsel to AHC an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

                (viii) AHC shall have provided a loan to AG in the principal amount of $500,000 and upon such other terms as may be negotiated in good faith and upon commercially reasonable terms.

                (ix) all actions to be taken by AHC in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

7.      Remedies for Breaches of This Agreement

        (a)     Survival of Representations and Warranties

        All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter for a period of six (6) months from the Closing Date (subject to any applicable statutes of limitations), except in the event of fraud by a Seller in which case the survival period for representations and warranties shall be twelve (12) months from the Closing Date.

        (b)     Indemnification Provisions for Benefit of AHC

                (i) In the event AG or any Seller breaches any of their respective representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that AHC makes a written claim for indemnification against the Sellers within such survival period, then each Seller, agrees to indemnify AHC from and against the entirety of any Adverse Consequences AHC may suffer through and after the date of the claim for indemnification (including any Adverse Consequences AHC may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that each of the Sellers shall not have any obligation to indemnify AHC from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any covenant of the Sellers until AHC has suffered Adverse Consequences by reason of all such breaches, and in such case only to the extent of such excess, in excess of a $50,000 aggregate threshold (the "Threshold"), and in such case only to the extent of such excess, and subject to Section 7 (i) below.

        (c) Indemnification Provisions for Benefit of Sellers. In the event AHC breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that any Seller makes a written claim for indemnification against AHC within such survival period, then AHC agrees to indemnify each Seller from and against the entirety of any Adverse Consequences any Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach provided, however, that AHC shall not have any obligation to indemnify Sellers from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of AHC until Sellers collectively have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of the Threshold, and in no event shall AHC be liable to any Seller for an amount in excess of an amount equal to the Purchase Price received by such Seller.

        (d)     Matters Involving Third Parties

                (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

                (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party unreasonably withholds consent or delays consent, the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, and the Indemnifying Party shall have no power or authority to object under the Escrow Agreement or any other provision of this Section 7 to the amount paid in such settlement or pursuant to such judgment.

                (iv) In the event any of the conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

        (e) Determination of Adverse Consequences. All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price. All claims for indemnification payments under this Section 7 shall be made in good faith and although a claim may be made hereunder, no payments shall be made for the benefit of the Indemnified Party until the earlier of (i) the Indemnified Party has incurred actual out-of pocket expenses or (ii) the amount of the Third Party Claim has been determined with finality and is due and payable.

        (f)     Appointment of Agent to Represent Sellers.

                (A) Paul F. Klapper shall be constituted and appointed as the Sellers' agent ("Sellers Agent") for and on behalf of AG and all of the Sellers to give and receive notices and communications, negotiate with AHC and/or Third Parties with respect to claims and the assessment of liability of the Sellers, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Sellers Agents for the accomplishment of the foregoing. Such agency may be changed by from time to time upon not less than thirty (30) days' prior written notice, executed by each of the Sellers, to AHC. No bond shall be required of the Sellers Agent, and the Sellers Agent shall receive no compensation for their services. Notices or communications to or from the Sellers Agent shall constitute notice to or from AG and each of the Sellers.

                (B) The Sellers' Agent shall not be liable for any act done or omitted hereunder as Sellers Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall severally indemnify the Sellers Agent and each of them harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Sellers Agent and arising out of or in connection with the acceptance or administration of their duties hereunder.

                (C) A decision, act, consent or instruction of the Sellers Agent shall constitute a decision of all Sellers and shall be final, binding, and conclusive upon each such Sellers, and AHC may rely upon any decision, act, consent, or instruction of the Sellers Agent as being the decision, act, consent or instruction of each and every such Sellers.

        (g) Limited Recourse; Escrow of Shares. Notwithstanding anything to the contrary in this Agreement, the aggregate amount payable to AHC in respect of indemnification by Sellers under this Agreement shall be limited to 300,000 shares of AHC common stock to be held in escrow by AHC pursuant to this Section 7(i), except in the absence of fraud, in which case there shall be no limitation. Other than for fraud, resort to the Escrow Shares shall be the sole and exclusive remedy of AHC for any Adverse Consequences.

                (i) On the Closing Date, in order to provide a fund for the indemnification provisions regarding the Sellers and the AG set forth herein, the Sellers shall, immediately following the delivery to them of the AHC shares as set forth in Section 1(b) hereof, deliver to Goldstein & DiGioia LLP, counsel to AHC, as Escrow Agent, 300,000 AHC shares ("Escrow Shares"), duly endorsed in blank by the owners of record, or accompanied by duly executed stock powers in blank, with signatures guaranteed. The Escrow Shares shall be held by Goldstein & DiGioia LLP in escrow in accordance with the terms of the Escrow Agreement in the form of Exhibit I annexed hereto. The fund provided herein shall remain in effect for a period of 6 months from the date of Closing. In the event AHC is entitled to indemnification herein, AHC shall have the right to request removal of all or a portion of the Escrow Shares as shall equal the amount of damages claimed by AHC from Escrow in accordance with this Section 7(g)(i) and the Escrow Agent.

        (ii) For purposes of determining the number of Escrow Shares to be removed from escrow in the event of a claim by AHC, each AHC Share then in escrow shall be valued at the average closing bid price of a share of Common Stock of AHC as reported by the Nasdaq Stock Market for the five (5) trading days ending two (2) trading days prior to the date that payment is due to AHC, if any. No fractional shares shall be released from escrow and the number of Escrow Shares shall be rounded up to the next highest full share.

        (iii) If on or prior to expiration of the survival period set forth in
Section 7(a) hereof, AHC claims to be entitled to indemnification, reimbursement or payment by the Sellers under the provisions referred to in Section 7(b) hereof, it shall advise the Escrow Agent and the Sellers in writing, describing in such notice the nature of the claim and its amounts if then determinable. Unless the Sellers send the Escrow Agent and AHC a written objection within twenty (20) business days after receipt of AHC's notice of a claim, then the Sellers shall have conclusively presumed to have approved AHC's claim. In such case, the Escrow Agent shall, within five (5) business days, release the number of Escrow Shares as provided under clause (ii) above. The number of shares removed from escrow in accordance herewith shall equal the amount of AHC's claim. In the event the amount of the claim is not then determinable, the Escrow Agent shall set aside a reserve in an amount agreed to between AHC and Sellers to cover such claim and make the payment to AHC.

        (iv) In the event the Sellers object to AHC's claim, the Sellers shall send to the Escrow Agent and AHC a notice in writing, which shall set forth, in reasonable detail, the basis of the Sellers' objections to

AHC's claim. The parties shall meet as promptly as possible to settle the dispute. In the event the parties are unable to settle the dispute, they shall submit the dispute to arbitration as provided in Section 8 hereof.

        (v) Notwithstanding the provisions of this clause (i), unless AHC has made a claim for indemnification which would otherwise prevent the delivery of the AHC shares then held in escrow, the Escrow Agent, on the date which is six (6) months from the Closing Date, shall be released from Escrow and delivered to the Sellers.

8.      Termination

        (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                (i) AHC and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (ii) AHC may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of AG has breached any Material representation, warranty, or covenant contained in this Agreement in any respect, AHC has notified the Sellers of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 15, 2002, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from AHC itself breaching any representation, warranty, or covenant contained in this Agreement); and

                (iii) the Sellers may terminate this Agreement by giving written notice to AHC at any time prior to the Closing (A) in the event AHC has breached any representation, warranty, or covenant contained in this Agreement in any Material respect, any of AG or any Seller has notified AHC of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 15, 2002, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

                (iv) AHC may terminate this Agreement by giving written notice to the Sellers in the event that AHC reasonably determines in its discretion that new or changed information contained in any Disclosure Schedule Update reflects a Material Adverse Effect with respect to AG, provided that AHC gives written notice thereof to the Sellers within ten
        (10) business days after receipt of the Disclosure Schedule Update, and such new or changed information contained therein is not removed from the Disclosure Schedule Update, as so amended or supplemented, within 10 days thereafter.

        (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

9.      Miscellaneous

        (a) Nature of Certain Obligations. The (A) covenants of each Seller in Section 1(a) above concerning the sale of his, her or its AG Capital Stock to AHC; and (B) the representations and warranties of each Seller in Section 2(a) above are several obligations.

        (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of AHC and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure) following Closing.

        (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of AHC and the Sellers.

        (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to AG:                                   Copy to:
---------                                   --------

Authentidate International AG
Kaiserswerther Str. 115
D-40880 Ratingen
Germany

If to the Sellers:                          Copy to:
-----------------                           --------

Paul Klapper                                Piper Marbury Rudnick & Wolfe LLP
                                            6225 Smith Avenue
                                            Baltimore, Maryland 21209
                                            Attention: Wilbert H. Sirota, Esq.

If to AHC:                                  Copy to:
----------                                  --------

        Authentidate Holding Corp.          Goldstein & DiGioia, LLP
        2165 Technology Drive               369 Lexington Avenue
        Schenectady, New York 12308         New York, NY 10017
        Attention: John Botti               Attention: Brian C. Daughney, Esq.


Any Party may also send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, or messenger service, and any such notice, request, demand, claim, or other communication shall be deemed to have been duly given on the date it actually is delivered to the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

        (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by AHC and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (l) Expenses. Each of AHC and AG (on behalf of itself, its Subsidiaries and the Sellers) will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of AG and its Subsidiaries has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby in excess of $50,000.

        (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

        (p) Submission to Arbitration. All disputes under this Agreement and all agreements delivered in connection herewith shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules of the AAA. The arbitration shall be held in New York, New York, before three (3) arbitrators of the AAA, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall have the right to choose one arbitrator, with the third arbitrator being chosen by the mutual agreement of the parties hereto. Pending a final award, arbitrator compensation and expenses shall be advanced equally by both parties. The final award may grant such other, further, and different relief as authorized by the AAA Commercial Arbitration Rules, but may not include punitive damages. The final award may include instructions to the Escrow Agent to deliver Escrow Funds to the appropriate party.

10.     Definitions

        "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses but exceeding any amounts covered by insurance policies and net of any foreign, Federal, State and local tax benefits issuing to an Indemnified Party in connection with matters that entitle an Indemnified Party to indemnification pursuant to Section 7.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

        "AG" means AG Acquisition, Inc. and when appropriate in the context includes its wholly owned Subsidiaries as set forth on the AG Disclosure Schedule.

        "AG Capital Stock" means any of the following outstanding securities of
AG: (i) shares of the Common Stock, par value $0.01 per share, (ii) options to acquire Common Stock, (iii) Common Stock purchase warrants, and (iv) any and all other securities convertible into or exercisable for Common Stock.

        "AG Closing Financials" has the meaning set forth in Section 6(a)(x) hereof.

        "AHC" has the meaning set forth in the preface above.

        "AHC Shares" means the Common Stock, par value $.001 per share of AHC and delivered to the Sellers in accordance with Section 1 herein.

        "Associated Parties," when used herein with respect to any Seller, shall mean and include: (i) such Seller's predecessors, successors, executors, administrators, heirs and estate; (ii) the Seller's past, present and future assigns, agents and representatives; (iii) each entity that the Seller has the power to bind (by such Seller's acts or signature) or over which such Seller directly or indirectly exercises control; and (iv) each entity of which the Seller owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Claims" shall, when used in Section 2 hereof, mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Seller in such Seller's capacity as a stockholder, director, officer or employee of AG or in any other capacity; and
(iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

        "Closing" has the meaning set forth in Section 1(c) above.

        "Closing Date" has the meaning set forth in Section 1(c) above.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

        "Confidential Information" means any information concerning the businesses and affairs of AG and its Subsidiaries that is not already generally available to the public.

        "Controlled Group" has the meaning set forth in Code Section 1563.

        "Deferred Intercompany Transaction" has the meaning set forth in Reg.
Section 1.1502-13.

        "Disclosure Schedule" has the meaning set forth in Section 2 and Section 3 above.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

        "Environmental, Health, and Safety Requirements" shall mean all federal, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law in the Republic of Germany, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

        "Excess Loss Account" has the meaning set forth in Reg. Section
1.1502-19.

        "Fiduciary" has the meaning set forth in ERISA Section 3(21).

        "Financial Statement" has the meaning set forth in Section 4(g) below.

        "GAAP" means United States generally accepted accounting principles consistently applied.

        "HGB" means German Accounting Standards.

        "Indemnified Party" has the meaning set forth in Section 7d) above.

        "Indemnifying Party" has the meaning set forth in Section 7(d) above.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

        "Knowledge" means knowledge after reasonable investigation and with respect to a person other than an individual, knowledge of a particular fact or other matter if any individual who is serving as an officer, partner, director, executor or trustee of such person (or in any similar capacity) or employees with responsibility for the subject matter, has knowledge of such fact or other matter after reasonable investigation.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Material" means any event which has an effect of $10,000 or more.

        "Material Adverse Effect" means any effect with respect to any Party which is materially adverse to the condition (financial or otherwise), of the properties, assets (including intangible assets), Liabilities, business, results of operations or prospects of such Party and its subsidiaries taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement. With respect to an effect which is capable of measurement in a financial manner, "Material Adverse Effect" shall mean any event which has an effect of $25,000 or more.

        "Most Recent Balance Sheet" means the balance sheet of AG and its Subsidiaries contained within the Most Recent Financial Statements.

        "Most Recent Financial Statements" has the meaning set forth in Section 3(g).

        "Most Recent Fiscal Month End" has the meaning set forth in Section
3(g).

        "Most Recent Fiscal Year End" has the meaning set forth in Section 3(g).

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), but in no event shall include an occurrence, event or matter which would have a financial result in excess of $15,000.

        "Party" has the meaning set forth in the preface above.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

        "Purchase Price" has the meaning set forth in Section 1(b).

        "Released Claims" shall mean, when used in Section 2 hereof, and include each and every Claim that (i) any Seller or any Associated Party of any Seller may have had in the past or may now have, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release, excluding only such Seller's claims, if any, (A) under this Agreement, and (B) under any instrument or agreement entered into between Seller or any Associated Party and Releasees as contemplated under this Agreement.

        "Releasees" shall, when use in Section 2 hereof, mean and include: (i) AHC; (ii) AG; (iii) each of the direct and indirect subsidiaries of AHC and AG;
(iv) each other affiliate of AG; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" hereof, other than the Seller.

        "Reportable Event" has the meaning set forth in ERISA Section 4043.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens of less than $25,000, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Seller" has the meaning set forth in the preface above.

        "Sellers' Agents" has the meaning set forth in Section 7 hereof.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever under the laws and regulations of the applicable country, province, state or locality, as the case may be, including the Republic of Germany, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Third Party Claim" has the meaning set forth in Section 7(d).

        "Threshold" has the meaning set forth in Section 7(b).



                      (signatures appear on following page)

SIGNATURE PAGE FOR STOCK PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

AUTHENTIDATE HOLDING CORP.                      AUTHENTIDATE INTERNATIONAL, AG


By:                                             By
   ------------------------------                 ------------------------------
      Name: John T. Botti                            Name:
      Title: Chairman of the Board                   Title:



SELLER:      PFK ACQUISITION GROUP 01

Signature:
             ------------------------------

Print Name:
             ------------------------------


SELLER:      WINDHORST NEW TECHNOLOGIES AG

Entity Name:
             ------------------------------

             By:
                ---------------------------
                  Name:
                  Title:

THE SELLERS                  % OF                        AHC SHARES
                        AG OWNED (1)                         TO BE RECEIVED




1. PFK ACQUISITION GROUP 01


2. WINDHORST NEW
        TECHNOLOGIES AG







-------------------
(1) excludes outstanding options and warrants of AG